UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2024

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011- 972-74-7108600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On March 27, 2024, Pluri Inc. (the “Company”) filed a Certificate of Change (the “Certificate”) with the secretary of state of Nevada relating to a 1-for-8 reverse share split of the Company’s authorized common shares, which will take effect on April 1, 2024 (the “Reverse Split”).

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number. The Reverse Split will be effective at 12:01 a.m. Eastern Standard Time on April 1, 2024, and will be reflected with the Nasdaq Capital Market (“Nasdaq”) and in the marketplace at the open of business on April 1, 2024 (the “Effective Date”), whereupon the common shares will begin trading on a split-adjusted basis. In connection with the Reverse Split, the Company’s common shares will continue to trade on Nasdaq under the symbol “PLUR” but will trade under a new CUSIP Number, 72942G203.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of the Company’s common shares held by each shareholder were converted automatically into the number of whole common shares equal to the number of issued and outstanding common shares held by such shareholder immediately prior to the Reverse Split, divided by eight (8).

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one additional whole share of the post-Reverse Split to any shareholder who otherwise would have received a fractional share as a result of the Reverse Split.

State Filing. The Reverse Split was effected by the Company filing the Certificate pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada on March 27, 2024. The Certificate was not effective until the Effective Date. Under Nevada law, no amendment to the Company’s Articles of Incorporation is required in connection with the Reverse Split. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

No Shareholder Approval Required. Under Nevada law, because the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no shareholder approval was required. NRS Section 78.207 provides that the Company may effect the Reverse Split without shareholder approval if (x) both the number of authorized common shares and the number of outstanding common shares are proportionally reduced as a result of the Reverse Split; (y) the Reverse Split does not adversely affect any other class of shares of the Company; and (z) the Company does not pay money or issue scrip to shareholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split. As described herein, the Company has complied with these requirements.

Capitalization. Prior to the Effective Date of the Certificate, the Company was authorized to issue 300,000,000 common shares. As a result of the Reverse Split, the Company is authorized to issue 37,500,000 common shares (the Company’s authorized common shares were reduced in the same ratio (1-for-8) as its outstanding common shares were reduced). As of March 28, 2024 (immediately prior to the Effective Date), there were 41,816,959 common shares outstanding. As a result of the Reverse Split, there are approximately 5,227,120 common shares outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Split will not have any effect on the stated par value of the common shares.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of common shares will be substantially unaffected by the Reverse Split.

All options, convertible securities, unvested restricted shares, restricted share units and warrants of the Company outstanding immediately prior to the Reverse Split will be appropriately adjusted by dividing the number of common shares into which the options, convertible securities, unvested restricted shares, restricted share units and warrants are exercisable or convertible by eight (8) and multiplying the exercise or conversion price thereof by eight (8), as a result of the Reverse Split.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by Pluri Inc. with the Secretary of State of the State of Nevada on March 27, 2024.
3.2	Certificate of Correction to the Certificate of Change, as filed by Pluri Inc. with the Secretary of State of the State of Nevada on March 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.
Date: April 1, 2024
	By:	/s/ Chen Franco-Yehuda
	Name:	Chen Franco-Yehuda
	Title:	Chief Financial Officer

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